EXHIBIT 23.2

Consent of Independent Registered Public Accounting Firm

We consent to the use, in this Amendment No. 2 to the Registration Statement of Texas United Bancshares, Inc. on Form S-1, of our report dated March 5, 2004, on the financial statements of GNB Bancshares, Inc. and Subsidiaries, appearing in the Prospectus, which is part of this Registration Statement. We also consent to the reference to our firm under the captions “Experts” in such Prospectus.

/s/ McGladrey & Pullen, LLP

McGladrey & Pullen, LLP
Dallas, Texas
August 4, 2004